Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-283348, 333-263820 and 333-260833) and Form S-8 (Nos. 333-282773, 333-253340 and 333-260834) of Expand Energy Corporation of our report dated February 18, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Oklahoma City, Oklahoma
February 18, 2026